EXHIBIT 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

May 20, 2010

SEARS HOLDINGS REPORTS FIRST QUARTER RESULTS

HOFFMAN ESTATES, Ill. – Sears Holdings Corporation (“Holdings,” “we,” “us,” “our” or the “Company”) (NASDAQ: SHLD) today reported its first quarter 2010 results. In summary, we reported:

•	Net income attributable to Holdings’ shareholders for the quarter of $16 million, or $0.14 per diluted share, in 2010 and $26 million, or $0.21 per diluted share, in 2009;

•	Adjusted earnings per diluted share for the first quarter of $0.16 in 2010 and $0.38 in 2009;

•	Adjusted EBITDA for the quarter of $304 million in 2010 and $359 million in 2009; and

•	Increases in comparable store sales of 1.7% at Kmart and 1.2% at Sears Domestic.

“Kmart registered a comparable store sales increase for the third consecutive quarter and Sears posted its first quarterly increase in several years as we effectively partnered with state agencies to sell energy-efficient appliances. Sears, however, also experienced lower margin rates during the quarter,” said W. Bruce Johnson, Sears Holdings’ interim chief executive officer and president. “On the other hand, our Kmart format performed very well during the quarter, achieving margin rate improvement on top of its increase in sales and nearly doubling its Adjusted EBITDA. Furthermore, we continued to increase our investment in our multi-channel capabilities and ShopYourWay rewards program, while at the same time reducing our expenses.”

First Quarter Revenues and Comparable Store Sales

Total revenues for the quarter of $10 billion in 2010 were flat with the first quarter in 2009. Total revenue for the quarter benefited from an increase of $187 million due to changes in the Canadian foreign exchange rate and a 1.5% increase in domestic comparable store sales. These increases were offset by the effect of having 63 fewer Kmart and Sears Full-line stores in operation and an increase in deferred revenue related to undelivered sales (as revenue is not recognized on items which require delivery, such as appliances, until the items are physically delivered to customers). The revenue deferral increased this quarter as we saw significant appliance sales volume growth at the end of April as a result of our participation in the Cash for Appliances Program.

The domestic comparable store sales results included an increase at Kmart of 1.7% and an increase at Sears Domestic of 1.2%. The Kmart quarterly increase in comparable store sales was primarily driven by increases in apparel, home and toys categories, partially offset by a decline in the food and consumables category. Increases in sales for the quarter at Sears Domestic were primarily driven by the home appliance category, partially offset by declines in the tools and home electronics categories.

Operating Income

Operating income for the quarter was $98 million in 2010 and $128 million in 2009. The decline in operating income of $30 million was primarily the result of a decline in our gross margin rate of 40 basis points, offset by a reduction in selling and administrative expenses of $18 million. Our selling and administrative expenses were reduced even though we incurred incremental expenses of $36 million related to our continued investment in our multi-channel capabilities and ShopYourWay rewards program and incurred an increase of $49 million due to changes in the Canadian foreign exchange rate. Operating income for the first quarter of 2010 includes expenses of $29 million related to domestic pension plans, store closings and severance. Operating income for the first quarter of 2009 included expenses of $59 million related to domestic pension plans, store closings and severance. See the attached schedule, “Significant Item Impact,” for a reconciliation from GAAP to as adjusted amounts, including adjusted earnings per diluted share.

For the quarter, we generated gross margin of $2.8 billion in fiscal 2010 and $2.9 billion last year. The total decline in gross margin dollars of $43 million includes an increase of $56 million related to the impact of foreign currency exchange rates on gross margin at Sears Canada and was primarily driven by a decrease in gross margin rate at Sears Domestic. Sears Domestic’s gross margin rate declined 110 basis points mainly due to reduced margins in our home appliance category, driven primarily by increased promotional markdowns, as well as reduced margins in the home electronics category, reflecting an earlier transition to newer electronics products in 2010. The decline in Sears Domestic’s gross margin rate was partially offset by an increase in gross margin rate of 40 basis points at Kmart and an increase of 30 basis points at Sears Canada.

Acquisition of Additional Interest in Sears Canada

On April 27, 2010, we completed our purchase of additional interest in Sears Canada by purchasing 18,660,880 common shares of Sears Canada Inc. at a price of C$30.00 per share. This increased our majority interest in Sears Canada to 90.4%, which represents an increase in our ownership of 17.3%.

On May 18, 2010, Sears Canada announced that its Board of Directors declared a cash dividend of C$3.50 per common share, or approximately C$377 million, which will be paid on June 4, 2010 to shareholders of record at the close of business on May 31, 2010.

Financial Position

We had cash balances of $1.8 billion at May 1, 2010 ($500 million domestic and $1.3 billion at Sears Canada), $1.2 billion at May 2, 2009 and $1.7 billion at January 30, 2010. Significant uses of our cash during the first quarter of 2010 include the $560 million purchase of additional interest in Sears Canada, capital expenditures of $95 million, and contributions to our pension and post-retirement benefit plans of $62 million. These uses of cash were funded in part by an increase in short-term borrowings of $744 million.

Total debt (consisting of short-term borrowings, long-term debt and capital lease obligations) was $3.2 billion at May 1, 2010 and $3.0 billion at May 2, 2009. The increase in outstanding debt is due to our recent acquisition of an additional interest in Sears Canada, as the purchase was funded with debt.

Share Repurchase

During the 13-week period ended May 1, 2010, we repurchased common shares at a total cost of $1 million under our share repurchase program. Our repurchases for the 13-week period ended May 1, 2010 were made at an average price of $88.76 per share. As of May 1, 2010, we had remaining authorization to repurchase $581 million of common shares under the share repurchase program. The share repurchases may be implemented using a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, the purchase of call options, the sale of put options or otherwise, or by any combination of such methods. Timing will be dependent on prevailing market conditions, alternative uses of capital and other factors.

Adjusted EBITDA

For purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement computed as operating income (loss) appearing on the statements of operations excluding depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude certain significant gains/(losses). Our management uses Adjusted EBITDA to evaluate the operating performance of our businesses, as well as executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

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While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs;

•	Management considers gains/(losses) on the sale of assets to result from investing decisions rather than ongoing operations; and

•

Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

Adjusted EBITDA was determined as follows:

	Quarters Ended
	May 1, 2010	May 2, 2009
Operating income per statement of income	$98	$128
Plus depreciation and amortization	221	226
Less gain on sales of assets	(44)	(54)

Before excluded items	275	300

Closed store reserve and severance	3	17
Domestic pension expense	26	42

Adjusted EBITDA as defined	$304	$359

% to revenues	3.0%	3.6%

Adjusted EBITDA for our segments are as follows:

	Quarters Ended
	Adjusted EBITDA		% To Revenues
	May 1, 2010	May 2, 2009	May 1, 2010	May 2, 2009
Kmart	$91	$48	2.5%	1.3%
Sears Domestic	166	266	3.1%	4.8%
Sears Canada (1)	47	45	4.6%	5.1%

Total Adjusted EBITDA	$304	$359	3.0%	3.6%

(1)	First quarter EBITDA in Canadian dollars was $48 million in 2010 and $56 million in 2009.

Quarterly Report on Form 10-Q

For a detailed discussion of the Company’s financial results, please see the Company’s Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission and posted to the Company’s website at http://www.searsholdings.com on May 21, 2010.

Forward-Looking Statements

Results are preliminary and unaudited. This press release contains forward-looking statements about our expectations for the first quarter of fiscal 2010. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail and related services industries; worldwide economic conditions and business

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uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; our dependence on sources outside the United States for significant amounts of our merchandise; our extensive reliance on computer systems to process transactions, summarize results and manage our business; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business; impairment charges for goodwill and intangible assets or fixed-asset impairment for long-lived assets; our ability to attract, motivate and retain key executives and other associates; the outcome of pending and/or future legal proceedings, including product liability claims, including proceedings with respect to which the parties have reached a preliminary settlement; and the timing and amount of required pension plan funding. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation is the nation’s fourth largest broadline retailer with approximately 3,900 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Sears Holdings is the 2010 ENERGY STAR® Retail Partner of the Year. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has the Country Living collection, which is offered by Sears and Kmart. We are the nation’s largest provider of home services, with more than 12 million service calls made annually. Sears Holdings Corporation operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation. For more information, visit Sears Holdings’ website at www.searsholdings.com.

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Sears Holdings Corporation

Consolidated Statements of Income

(Unaudited)

Amounts are Preliminary and Subject to Change

	Quarters Ended
millions, except per share data	May 1, 2010	May 2, 2009
REVENUES
Merchandise sales and services	$10,046	$10,055

COSTS AND EXPENSES
Cost of sales, buying and occupancy	7,216	7,182
Gross margin dollars	2,830	2,873
Gross margin rate	28.2%	28.6%

Selling and administrative	2,555	2,573
Selling and administrative expense as a percentage of total revenues	25.4%	25.6%

Depreciation and amortization	221	226
Gain on sales of assets	(44)	(54)

Total costs and expenses	9,948	9,927

Operating income	98	128
Interest expense	(67)	(59)
Interest and investment income	15	5
Other loss	(14)	(16)

Income before income taxes	32	58
Income tax expense	(15)	(24)

Net income	17	34
Income attributable to noncontrolling interest	(1)	(8)

NET INCOME ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS	$16	$26

INCOME PER COMMON SHARE ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS
Diluted income per share	$0.14	$0.21

Diluted weighted average common shares outstanding	114.7	121.0

Sears Holdings Corporation

Condensed Consolidated Balance Sheets

Amounts are Preliminary and Subject to Change

	(Unaudited)
millions	May 1, 2010	May 2, 2009
ASSETS
Current assets
Cash and cash equivalents	$1,744	$1,141
Restricted cash	19	108
Receivables	716	813
Merchandise inventories	9,316	9,462
Prepaid expenses and other current assets	410	469

Total current assets	12,205	11,993

Property and equipment, net	7,591	7,959
Goodwill	1,392	1,392
Trade names and other intangible assets	3,191	3,264
Other assets	1,038	1,140

TOTAL ASSETS	$25,417	$25,748

LIABILITIES
Current liabilities
Short-term borrowings	$1,069	$839
Current portion of long-term debt and capitalized lease obligations	789	91
Merchandise payables	3,734	3,467
Unearned revenues	1,002	1,056
Accrued expenses and other current liabilities	3,635	3,553

Total current liabilities	10,229	9,006

Long-term debt and capitalized lease obligations	1,391	2,114
Pension and post-retirement benefits	2,216	2,044
Other long-term liabilities	2,638	2,854

Total Liabilities	16,474	16,018

Total Equity	8,943	9,730

TOTAL LIABILITIES AND EQUITY	$25,417	$25,748

Total common shares outstanding	114.9	120.7

Sears Holdings Corporation

Segment Results

(Unaudited)

Amounts are Preliminary and Subject to Change

	Quarter Ended May 1, 2010
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$3,583	$5,435	$1,028	$10,046

Cost of sales, buying and occupancy	2,711	3,789	716	7,216
Gross margin dollars	872	1,646	312	2,830
Gross margin rate	24.3%	30.3%	30.4%	28.2%

Selling and administrative	782	1,508	265	2,555
Selling and administrative expense as a percentage of total revenues	21.8%	27.7%	25.8%	25.4%
Depreciation and amortization	36	160	25	221
Gain on sales of assets	(5)	(39)	—	(44)

Total costs and expenses	3,524	5,418	1,006	9,948

Operating income	$59	$17	$22	$98

Number of:
Kmart Stores	1,320	—	—	1,320
Full-Line Stores	—	907	122	1,029
Specialty Stores	—	1,322	294	1,616

Total Stores	1,320	2,229	416	3,965

	Quarter Ended May 2, 2009
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$3,593	$5,572	$890	$10,055

Cost of sales, buying and occupancy	2,735	3,825	622	7,182
Gross margin dollars	858	1,747	268	2,873
Gross margin rate	23.9%	31.4%	30.1%	28.6%

Selling and administrative	814	1,528	231	2,573
Selling and administrative expense as a percentage of total revenues	22.7%	27.4%	26.0%	25.6%
Depreciation and amortization	36	166	24	226
Gain on sales of assets	(9)	(1)	(44)	(54)

Total costs and expenses	3,576	5,518	833	9,927

Operating income	$17	$54	$57	$128

Number of:
Kmart Stores	1,364	—	—	1,364
Full-Line Stores	—	926	122	1,048
Specialty Stores	—	1,274	269	1,543

Total Stores	1,364	2,200	391	3,955

Sears Holdings Corporation

Adjusted EBITDA

Amounts are Preliminary and Subject to Change

	Quarters Ended
millions	May 1, 2010				May 2, 2009
	Kmart	Sears Domestic	Sears Canada	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating income per statement of income	$59	$17	$22	$98	$17	$54	$57	$128
Plus depreciation and amortization	36	160	25	221	36	166	24	226
Less gain on sales of assets	(5)	(39)	—	(44)	(9)	(1)	(44)	(54)

Before excluded items	90	138	47	275	44	219	37	300

Closed store reserve and severance	1	2	—	3	4	5	8	17
Domestic pension expense	—	26	—	26	—	42	—	42

Adjusted EBITDA as defined	$91	$166	$47	$304	$48	$266	$45	$359

% to revenues	2.5%	3.1%	4.6%	3.0%	1.3%	4.8%	5.1%	3.6%

Sears Holdings Corporation

Significant Item Impact

Amounts are Preliminary and Subject to Change

	Quarter Ended May 1, 2010
millions, except per share data	GAAP	Gain on Sales of Real Estate	Mark-to- Market Losses	Closed Store Reserve and Severance	Domestic Pension Expense	As Adjusted
Cost of sales, buying and occupancy impact	$7,216	$—	$—	$(2)	$—	$7,214
Selling and administrative impact	2,555	—	—	(1)	(26)	2,528
Gain on sales of assets impact	(44)	35	—	—	—	(9)
Operating income impact	98	(35)	—	3	26	92
Other loss impact	(14)	—	10	—	—	(4)
Income tax expense impact	(15)	13	(3)	(1)	(10)	(16)
Noncontrolling interest impact	(1)	—	(1)	—	—	(2)
After tax and noncontrolling interest impact	16	(22)	6	2	16	18
Diluted income per share impact	$0.14	$(0.19)	$0.05	$0.02	$0.14	$0.16

	Quarter Ended May 2, 2009
millions, except per share data	GAAP	Gain on Sales of Real Estate	Mark-to- Market Losses	Closed Store Reserve and Severance	Domestic Pension Expense	As Adjusted
Selling and administrative impact	$2,573	$—	$—	$(17)	$(42)	$2,514
Gain on sales of assets impact	(54)	44	—	—	—	(10)
Operating income impact	128	(44)	—	17	42	143
Other loss impact	(16)	—	14	—	—	(2)
Income tax expense impact	(24)	13	(4)	(6)	(17)	(38)
Noncontrolling interest impact	(8)	12	(4)	(2)	—	(2)
After tax and noncontrolling interest impact	26	(19)	6	9	25	47
Diluted income per share impact	$0.21	$(0.16)	$0.05	$0.08	$0.20	$0.38